SECURITY NATIONAL FINANCIAL CORPORATION
                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                           To Be Held on July 23, 2002

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on July 23, 2002, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof (the "Annual Meeting"). The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (two nominees to be elected by the Class A common stockholders voting separately as a class and five nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company at the above address. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy. This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about June 3, 2002.

     Your vote is important. Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

     If a shareholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all three names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person(s) representing the shareholder.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

     The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year; (2) to ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2002; and (3) any other business as may properly come before the Annual Meeting.

                                VOTING SECURITIES

     Only holders of record of Common Stock at the close of business on May 20, 2002, will be entitled to vote at the Annual Meeting. As of March 31, 2002, there were issued and outstanding 4,068,875 shares of Class A Common Stock, $2.00 par value per share, and 6,045,098 shares of Class C Common Stock $.20 par value per share resulting in a total of 10,113,973 shares of both Class A and Class C Common Stock outstanding. A majority of the outstanding shares (5,056,988) of Class A and Class C Common Stock will constitute a quorum for the transaction of business at the meeting.

     The holders of each class of Common Stock of the Company are entitled to one vote per share. Cumulative voting is not permitted in the election of directors.

                     SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123


                                  June 3, 2002







Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company") to be held on July 23, 2002, at 11:30 a.m., Mountain Daylight Time, at 5300 South 360 West, Suite 250, Salt Lake City, Utah.

     The matters to be addressed at the meeting will include (1) the election of seven directors; (2) to ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2002; and (3) to report on the business activities of the Company and answer any stockholder questions.

     Your vote is very important. We hope you will take a few minutes to review the Proxy Statement and complete, sign, and return your Proxy Card in the envelope provided, even if you plan to attend the meeting. Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

     Thank you for your support of Security National Financial Corporation. We look forward to seeing you at the Annual Stockholders Meeting.

                                Sincerely yours,

                                SECURITY NATIONAL
                                FINANCIAL CORPORATION


                                George R. Quist,
                                Chairman of the Board, President,
                                and Chief Executive Officer

                     SECURITY NATIONAL FINANCIAL CORPORATION

                         5300 South 360 West, Suite 250
                           Salt Lake City, Utah 84123




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Security National Financial Corporation (the "Company"), a Utah corporation, will be held on July 23, 2002, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, to consider and act upon the following:

     1. To elect a Board of Directors consisting of seven directors (two directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining five directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

     2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2002;

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on May 20, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. A PROXY STATEMENT AND PROXY CARD ARE ENCLOSED HEREWITH. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 By order of the Board of Directors,


                                 G. Robert Quist
                                 Vice President and Secretary



June 3, 2002
Salt Lake City, Utah

     The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors. The Class A common stockholders voting separately as a class will be entitled to vote for two of the seven directors to be elected (the nominees to be voted upon by the Class A stockholders separately consist of Messrs. H. Craig Moody and Scott M. Quist).

     The remaining five directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. Charles L. Crittenden, Robert G. Hunter, M.D, George R. Quist, J. Lynn Beckstead, Jr. and Norman G. Wilbur). For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share. Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

                              ELECTION OF DIRECTORS

                                   Proposal 1

     There are three committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board of Directors does not have a Nominating Committee.

     The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contribution under the 401(k) Retirement Savings Plan, granting of options under the stock option plans, and creating other employee compensation plans. The Compensation Committee consists of Messrs. Charles L. Crittenden, Norman G. Wilbur, and George R. Quist. During 2001, the Compensation Committee met on two occasions.

     The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm. The Audit Committee consists of Messrs. Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. During 2001, the Audit Committee met on two occasions.

     The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company. The Executive Committee consists of Messrs. George R. Quist, Scott M. Quist, and H. Craig Moody. During 2001, the Executive Committee met on two occasions.

     During 2001, there were five meetings of the Company's Board of Directors.

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than eleven members. The term of office of each director is for a period of one year or until the election and qualification of his successor. A director is not required to be a resident of the State of Utah but must be a stockholder of the Company.

     The size of the Board of Directors of the Company for the coming year is seven members. Unless authority is withheld by your Proxy, it is intended that the Common Stock represented by your Proxy will be voted for the respective nominees listed below. If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director. There is no family relationship between or among any of the nominees, except that Scott M. Quist is the son of George R. Quist.

The Nominees

     The nominees to be elected by the holders of Class A Common Stock are as follows:

     Name          Age        Director Since        Position(s) with the Company
 ------------      ---        ----------------      ----------------------------
 H. Craig Moody    48         September 1995        Director
 Scott M. Quist    48         May 1986              First Vice President,
                                                    General Counsel, Chief
                                                    Operating Officer and
                                                    Director


     The nominees for election by the holders of Class A and Class C Common Stock, voting together, are as follows:

      Name               Age    Director Since     Position(s) with the Company
  ------------           ---    ----------------   ----------------------------
 J. Lynn Beckstead, Jr.  46     March 2002         Vice President and Director
 Charles L. Crittenden   82     October 1979       Director
 Robert G. Hunter, M.D.  42     October 1998       Director
 George R. Quist         81     October 1979       Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer
 Norman G. Wilbur        63     October 1998       Director


The following is a description of the business experience of each of the nominees and directors.

George R. Quist has been Chairman of the Board, President and Chief Executive Officer of the Company since October 1979. Mr. Quist has also served as Chairman of the Board, President and Chief Executive Officer of Southern Security Life Insurance Company since December 1998. From 1960 to 1964, he was Executive Vice President and Treasurer of Pacific Guardian Life Insurance Company. From 1946 to 1960, he was an agent, District Manager and Associate General Agent for various insurance companies. Mr. Quist also served from 1981 to 1982 as the President of The National Association of Life Companies, a trade association of 642 life insurance companies, and from 1982 to 1983 as its Chairman of the Board.

Scott M. Quist has been First Vice President, General Counsel and a director of the Company since May 1986 and its Chief Operating Officer since October 2001. Mr. Quist has also served as First Vice President, General Counsel and a director of Southern Security Life Insurance Company since December 1998 and its Chief Operating Officer since October 2001. From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas. From 1986 to 1991, he was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies. Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance. Mr. Quist has also served as a regional director of Key Bank of Utah since November 1993. Mr. Quist is currently a director and immediate past president of the National Alliance of Life Companies, a trade association of over 200 life companies.

J. Lynn Beckstead, Jr. has been a Vice President and a director of the Company since March 2002. Mr. Beckstead has also served as Vice President and a director of Southern Security Life Insurance Company since March 2002. In addition, he is President of Security National Mortgage Company, an affiliate of the Company, and has served in this position since July 1993. From 1980 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation. From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation. From 1980 to 1983, he was a principal broker for Boardwalk Properties. From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company. From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.

Charles L. Crittenden has been a director of the Company since October 1979. Mr. Crittenden has also served as a director of Southern Security Life Insurance Company since December 1998. Mr. Crittenden has been sole stockholder of Crittenden Paint & Glass Company since 1958. He is also an owner of Crittenden Enterprises, a real estate development company and Chairman of the Board of Linco, Inc.

Robert G. Hunter, M.D. has been a director of the Company since October 1998. Dr. Hunter has also served as a director of Southern Security Life Insurance Company since December 1998. Dr. Hunter is currently a practicing physician in private practice. Dr. Hunter created the State Wide E.N.T. Organization (Rocky Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee. He is Chairman of Surgery at Cottonwood Hospital, a delegate to the Utah Medical Association and a delegate representing Utah to the American Medical Association, and a member of several medical advisory boards.

H. Craig Moody has been a director of the Company since September 1995. Mr. Moody has also served as a director of Southern Security Life Insurance Company since December 1998. Mr. Moody is owner of Moody & Associates, a political consulting and real estate company. He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.

Norman G. Wilbur has been a director of the Company since October 1998. Mr. Wilbur has also served as a director of Southern Security Life Insurance Company since December 1998. Mr Wilbur worked for J.C. Penny's regional offices in budget and analysis. His final position was Manager of Planning and Reporting for J.C. Penney's stores. After 36 years with J.C. Penny's, he took an option of an early retirement in 1997. Mr. Wilbur is a past board member of a homeless organization in Plano, Texas.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for the first two individuals are set forth above):

           Name              Age             Title
      -------------        --------       ----------
     George R. Quist1        81          Chairman of the Board, President
                                         and Chief Executive Officer

     Scott M. Quist1         48          First Vice President, General Counsel
                                         and Chief Operating Officer

     G. Robert Quist1        50          Vice President and Secretary

     Stephen M. Sill         56          Vice President and Treasurer

         1George R. Quist is the father of Scott M. Quist and G. Robert Quist.

Stephen M. Sill has been Vice President, Treasurer and Chief Financial Officer of the Company since March 2002. He has been a Vice President, Treasurer and Chief Financial Officer of Southern Security Life Insurance Company since March 2002. From 1997 to 2002, Mr. Sill was Vice President and Controller of the Company. From 1998 to 2002, Mr. Sill also served as Vice President and Controller of Southern Security Life Insurance Company. From 1994 to 1997 Mr. Sill was Vice President and Controller of Security National Life Insurance Company. From 1989 to 1993, he was Controller of Flying J, Inc. From 1978 to 1989, Mr. Sill was Senior Vice President and Controller of Surety Life Insurance Company. From 1975 to 1978, he was Vice President and Controller of Sambo's Restaurant, Inc. From 1974 to 1975, Mr. Sill was Director of Reporting of Northwest Pipeline Corporation. From 1970 to 1974, he was an auditor with Arthur Andersen & Co. Mr. Sill is a director of the Insurance Accounting and Systems Association (IASA), a national association of over 1,300 insurance companies and associate members.

G. Robert Quist has been Vice President and Secretary of the Company since March 2002. Mr. Quist has also been a director of Southern Security Life Insurance Company since April 1999 and its Vice President and Secretary since March 2002. He has served as President and a director of Big Willow Water Company since 1987 and as a director of Investors Equity Life Insurance Company of Hawaii from 1986 to 1988. He has also served as Secretary-Treasurer and a director of the Utah Cemetery Association since 1987.




     The Board of Directors of the Company has a written procedure which requires disclosure to the board of any material interest or any affiliation on the part of any of its officers, directors or employees which is in conflict or may be in conflict with the interests of the Company.

     No director, officer or 5% stockholder of the Company or its subsidiaries, or any affiliate thereof has had any transactions with the Company or its subsidiaries during 2001 or 2000.

     Each of the  directors of the Company are  directors  of Southern  Security
Life Insurance Company, which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended. In addition, Scott M. Quist is a director of Key Bank of Utah.

     All directors of the Company hold office until the next annual meeting of stockholders, or until their successors have been elected and qualified.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security  ownership  information of the Company's
Class A and Class C Common Stock as of March 31, 2002, (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C Common
Stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

                                            Class A                   Class C              Class A and Class C
                                         Common Stock               Common Stock              Common Stock
                                         ------------              ------------               ------------
                                       Amount                    Amount                     Amount
Name and Address of                Beneficially   Percent    Beneficially    Percent    Beneficially   Percent
Beneficial Owner(1)                    Owned     of Class        Owned      of Class        Owned     of Class
--------------------                  -------    --------        -----      --------        -----     --------
George R. Quist (2)                   274,368      6.2%        244,613        4.1%         518,481      4.9%

George R. and Shirley C. Quist        360,927      8.2%      2,900,049       48.0%       3,260,976     31.2%
Family Partnership, Ltd. (3)

Employee Stock Ownership Plan (4)     577,402     13.1%      1,341,575       22.2%       1,918,977     18.4%

Scott M. Quist (5)                    254,370      5.8%         89,200        1.5%         343,570      3.3%

Associated Investors (6)               80,162      1.8%        566,341        9.4%         646,503      6.2%

J. Lynn Beckstead, Jr. (7)             31,311       *            1,658         *            21,944       *

Charles L. Crittenden (8)               2,914       *          206,997        3.4%         208,808      2.0%

Robert G. Hunter, M.D. (9)              3,295       *             -0-          *             2,192       *

H. Craig Moody (10)                     1,902       *             -0-          *               799       *

Norman G. Wilbur (11)                   2,147       *             -0-          *             1,044       *

All directors and
executive officers
(9 persons) (12)                    1,024,706     23.3%      3,503,377       58.0%       4,528,083     43.4%

 *Less than 1%

(1) The address for George R. Quist and the George R. and Shirley C. Quist Family Partnership, Ltd, is 4491 Wander Lane, Salt Lake City, Utah 84124. The address for the Employee Stock Ownership Plan and Associated Investors is Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123. The address for Scott M. Quist is 7 Wanderwood Way, Sandy, Utah 84092. The address for Charles L. Crittenden is 2334 Filmore Avenue, Ogden, Utah 84401. The address for H. Craig Moody is 1782 East Faunsdale Drive, Sandy, Utah 84092. The address for Norman G. Wilbur is 2520 Horseman Drive, Plano, Texas 75025. The address for Dr. Robert G. Hunter is 2 Ravenwood Lane, Sandy, Utah 84092. The address for J. Lynn Beckstead, Jr. is 190 North Matterhorn Drive, Alpine, Utah 84014.

(2) Includes 118,656 shares of Class A common stock which Mr. Quist has the right to acquire within 60 days upon the exercise of stock options. Does not include 577,402 shares of Class A Common Stock and 1,341,575 shares of Class C Common Stock owned by the Company's Employee Stock Ownership Plan
     (ESOP), of which George R. Quist is the trustee and accordingly, exercises voting and investment powers with respect to such shares. Does not include 80,162 shares of Class A Common Stock and 566,341 shares of Class C Common Stock owned by Associated Investors, a Utah general partnership, of which George R. Quist is the managing partner and, accordingly, exercises voting and investment powers with respect to such shares.

(3) This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Mr. Quist is a general partner.

(4) The trustee of the Employee Stock Ownership Plan (ESOP) is George R. Quist who exercises voting and investment powers.

(5) Includes 139,306 shares of Class A common stock which Mr. Quist has the right to acquire within 60 days upon the exercise of stock options. Does not include 117,699 shares of Class A Common Stock owned by the Company's 401(k) Retirement Savings Plan, of which Scott M. Quist is a member of the Investment Committee and, accordingly, exercises shared voting and investment powers with respect to such shares.

(6) The managing partner of Associated Investors is George R. Quist, who exercises voting and investment powers.

(7) Includes 11,025 shares of Class A common stock which Mr. Beckstead has the right to acquire within 60 days upon the exercise of stock options.

(8) Includes 1,103 shares of Class A common stock which Mr. Crittenden has the right to acquire within 60 days upon the exercise of stock options.

(9) Includes 1,103 shares of Class A common stock which Dr. Hunter has the right to acquire within 60 days upon the exercise of stock options.

(10) Includes 1,103 shares of Class A common stock which Mr. Moody has the right to acquire within 60 days upon the exercise of stock options.

(11) Includes 1,103 shares of Class A common stock which Mr. Wilbur has the right to acquire within 60 days upon the exercise of stock options.

(12) Includes 323,786 shares of Class A common stock which all directors and executive officers have the right to acquire within 60 days upon the exercise of stock options.

     The Company's officers and directors, as a group, own beneficially approximately 43.4% of the outstanding shares of the Company's Class A and Class C Common Stock.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officer Compensation

The following table sets forth, for each of the last three fiscal years, the compensation received by George R. Quist, the Company's President and Chief Executive Officer, and all other executive officers (collectively, the "Named Executive Officers") at December 31, 2001 whose salary and bonus for all services in all capacities exceed $100,000 for the fiscal year ended December 31, 2001.

                           Summary Compensation Table
                                       Annual Compensation                              Long-Term  Compensation
                       ----------------------------------------------------------------------------------------------------------
                                                                                  Awards                              Payouts
                                                               ------------------------------------------------------------------
                                                              Other
                                                              Annual      Restricted    Securities      Long-Term   All Other
                                                              Compen-       Stock      Underlying      Incentive   Compensa-
Name and Principal      PositionYear    Salary($)  Bonus($)  sation($) (2)  Awards($)  Options/SARs(#)   Payout($)  tion($) (3)
------------------     -------------    ---------  --------  -------------  ---------  ---------------   ---------  -----------
George R. Quist (1)        2001          148,737     20,200    2,400           0         50,000             0       36,795
  Chairman of the Board,   2000          147,204     20,200    2,400           0         50,000             0        5,281
  President and Chief      1999          147,204     20,200    2,400           0         50,000             0       20,247
  Executive Officer

William C. Sargent         2001          137,643     17,325    4,500           0         45,000             0       38,148
  Senior Vice President,   2000          147,798     17,325    4,500           0         45,000             0          637
  Secretary and            1999          148,058     17,325    4,500           0         45,000             0       16,879
  Director

Scott M. Quist (1)         2001          152,525     20,000    7,200           0         35,000             0       34,727
 First Vice President,     2000          140,400     18,770    7,200           0         35,000             0          637
  General Counsel          1999          129,400     18,770    7,200           0         35,000             0       15,201
  Treasurer and Director


(1)  George R. Quist is the father of Scott M. Quist.

(2) The amounts indicated under "Other Annual Compensation" consist of payments related to the operation of automobiles by the Named Executive Officers. However, such payments do not include the furnishing of an automobile by the Company to George R. Quist and Scott M. Quist nor the payment of insurance and property taxes with respect to the automobiles operated by the Named Executive Officers.

(3) The amounts indicated under "All Other Compensation" consist of (a) amounts contributed by the Company into a trust for the benefit of the Named Executive Officers under the Non-qualified Deferred Compensation Plan (for fiscal 2001, such amounts were George R. Quist, $32,077; William C. Sargent, $37,523; and Scott M. Quist, $34,102); (b) insurance premiums paid by the Company with respect to a group life insurance plan for the benefit of the Named Executive Officers (for fiscal 2001, $1,911 was paid for all Named Executive Officers as a group, or $637 each for George R. Quist, William C. Sargent and Scott M. Quist); and (c) life insurance premiums paid by the Company for the benefit of the family of George R. Quist ($4,644). The amounts under "All Other Compensation" do not include the no interest loan in the amount of $172,000 that the Company made to George R. Quist on April 29, 1998, to exercise stock options.

The following table sets forth information concerning the exercise of options to acquire shares of the Company's Common Stock by the Named Executive Officers during the fiscal year ended December 31, 2001, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                                     Number of Securities Underlying   Value of Unexercised
                                                        Unexercised Options/SARs   In-the-Money Options/SARs at
                                                         at December 31, 2001(#)       December 31, 2001($)
                                                         -----------------------       --------------------
                     Shares Acquired      Value
Name                  on Exercise(#)   Realized ($)   Exercisable   Unexercisable   Exercisable  Unexercisable
----                  --------------   ------------   -----------   -------------   -----------  -------------
George R. Quist           -0-              $0           182,471        42,000          $0          $   408
William C. Sargent        -0-              $0           261,292        42,000          $0          $10,008
Scott M. Quist            -0-              $0           139,306        42,000          $0          $10,008

Retirement Plans

George R. Quist, who has been Chairman, President and Chief Executive Officer of the Company since 1979, has a Deferred Compensation Agreement, dated December 8, 1988, with the Company (the "Compensation Agreement"). This Compensation Agreement was amended effective January 2, 2001, to reflect the following benefits. The employment agreements between the Company and George R. Quist be amended to adjust for inflation in accordance with the United States Consumer Index commencing January 2, 2002, and for each year thereafter of the term of the agreement and that for the year 2001 the adjustment for his retirement is $60,000 per year instead of $50,000 per year. The agreements shall also be amended to provide his spouse, in the event of his pre-mature death, with health insurance coverage equivalent to that carried on executive personnel with the coverage for the entire period of the agreement. In the event of death of George
R. Quist and his spouse prior to the expiration of the terms of the agreement, payments shall be paid to his estate or as otherwise directed by him in writing.

The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. However, in the event Mr. Quist's employment with the Company is terminated for any reason other than retirement, death or disability, the entire deferred compensation shall be forfeited by him. The Company has accrued a liability for the Compensation Agreement at December 31, 2001 of $276,441.

William C. Sargent, recently deceased, who was the former Senior Vice President and Secretary of the Company, had a Deferred Compensation Agreement dated April 15, 1994, with the Company (the "Compensation Agreement"). This Compensation Agreement was amended effective January 2, 2001, to reflect the following benefits. The employment agreement between the Company and William C. Sargent be amended to adjust for inflation in accordance with the United States Consumer Index commencing January 2, 2002, and for each year thereafter of the term of the agreement and that for the year 2001 the adjustment for his retirement is $60,000 per year instead of $50,000 per year. The agreements shall also be amended to provide his spouse, in the event of his pre-mature death, with health insurance coverage equivalent to that carried on executive personnel with the coverage for the entire period of the agreement. In the event of death of William C. Sargent and his spouse prior to the expiration of the terms of the agreement, payments shall be paid to his estate or as otherwise directed by him in writing.

The Compensation Agreement further provides that the Board of Directors may elect to pay the entire amount of deferred compensation in the form of a single lump-sum payment or other installment payments, so long as the term of such payments do not exceed 10 years. The Company has accrued a liability for the Compensation Agreement at December 31, 2001 in the amount of $394,639 and has begun making payments to Mr. Sargent's spouse.

Employment Agreement

The Company maintains an employment agreement with Scott M. Quist. The agreement, which has a five year term, was entered into in 1996, and renewed in 1997. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as its First Vice President, General Counsel and Chief Operating Officer at not less than his current salary and benefits, and to include $1,000,000 of life insurance protection. In the event of disability, Mr. Quist's salary would be continued for up to 5 years at 50% of its current level. In the event of a sale or merger of the Company, and Mr. Quist were not retained in his current position, the Company would be obligated to continue Mr. Quist's current compensation and benefits for seven years following the merger or sale.

Director Compensation

Directors of the Company (but not including directors who are employees) are paid a director's fee of $10,200 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. No additional fees are paid by the Company for committee participation or special assignments. However, each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A Common Stock under the 2000 Director Stock Option Plan.

Employee 401(k) Retirement Savings Plan

In 1995, the Company's Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company may make discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee's contribution to the plan to purchase Company stock up to a maximum discretionary employee contribution of 1/2% of a participating employee's compensation, as defined by the plan.

All persons who have completed at least one year's service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company's Class A Common Stock. The Company's matching contributions for 2001, 2000, and 1999 were approximately $18,458, $0, and $3,858 respectively. Also, the Company may contribute to, at the discretion of the Company's Board of Directors, an Employer Profit Sharing plan. The Employer Profit Sharing Contribution shall be divided among three different classes of participants in the plan based upon the participant's title and longivity in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee. The Company's contributions to the plan for 2001, 2000 and 1999, were $260,350, $0 and $130,958, respectively.

Employee Stock Ownership Plan

Effective January 1, 1980, the Company adopted an employee stock ownership plan (the "Ownership Plan") for the benefit of career employees of the Company and its subsidiaries. The following is a description of the Ownership Plan, and is qualified in its entirety by the Ownership Plan, a copy of which is available for inspection at the Company's offices.

Under the Ownership Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the Ownership Plan. Employees become eligible to participate in the Ownership Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the Employee completes at least 1,040 hours of service). The Company's contributions under the Ownership Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the Ownership Plan has approximately 107 participants and had $191,557 contributions payable to the Plan in 2001. Benefits under the Ownership Plan vest as follows: 20% after the third year of eligible service by an employee, an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

Benefits under the Ownership Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The Ownership Plan Committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the Ownership Plan at any time. The trustee of the trust fund under the Ownership Plan is Mr. George R. Quist, who serves as a director of the Company.

Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Deferred Compensation Plan. Under the terms of the Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company's contribution for 2001 was $220,038.

1987 Incentive Stock Option Plan

In 1987,  the Company  adopted the 1987  Incentive  Stock  Option Plan (the 1987
Plan). The 1987 Plan provides that shares of the Class A Common Stock of the Company may be optioned to certain officers and key employees of the Company. The Plan establishes a Stock Option Plan Committee which selects the employees to whom the options will be granted and determines the price of the stock. The Plan establishes the minimum purchase price of the stock at an amount which is not less than 100% of the fair market value of the stock (110% for employees owning more than 10% of the total combined voting power of all classes of stock).

The Plan provides that if additional shares of Class A Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purpose of the Plan shall be increased by the same proportion. In the event that the shares of Class A Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Class A Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Class A Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion.

The Plan terminated in 1997 and options granted are non-transferable. The Plan permits the holder of the option to elect to receive cash, amounting to the difference between the option price and the fair market value of the stock at the time of the exercise, or a lesser amount of stock without payment, upon exercise of the option.

1993 Stock Option Plan

On June 21, 1993, the Company adopted the Security National Financial Corporation 1993 Stock Incentive Plan (the "1993 Plan"), which reserves shares of Class A Common Stock for issuance thereunder. The 1993 Plan was approved at the annual meeting of the stockholders held on June 21, 1993. The 1993 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 1993 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both "incentive stock options," as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and "non-qualified options" may be granted pursuant to the 1993 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company's Board of Directors. The options granted under the 1993 Plan, were to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 1993 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales effected under the 1993 Plan are to be determined by the Board of Directors or its committee. The Plan provides that if the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. In addition, the number of shares of Common Stock reserved for purposes of the Plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than the fair market value of the option shares on the date of grant. The 1993 Plan provides that the exercise price for non-qualified options will be not less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company's Board of Directors.

The 1993 Plan has a term of ten years. The Board of Directors may amend or terminate the 1993 Plan at any time, subject to approval of certain modifications to the 1993 Plan by the shareholders of the Company as may be required by law or the 1993 Plan. On November 7, 1996, the Company amended the Articles of Incorporation as follows: (i) to increase the number of shares of Class A Common Stock reserved for issuance under the Plan from 300,000 Class A shares to 600,000 Class A shares; and (ii) to provide that the stock subject to options, awards and purchases may include Class C common stock.

On October 14, 1999, the Company amended the 1993 Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 746,126 Class A shares to 1,046,126 Class A shares.

2000 Director Stock Option Plan

On October 16, 2000, the Company adopted the 2000 Directors Stock Option Plan (the "Director Plan") effective November 1, 2000. The Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 50,000 shares of Class A Common Stock for issuance thereunder. The Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company automatically is eligible to receive options to purchase the Company's Class A Common Stock under the Director Plan.

Effective as of November 1, 2000, and on each anniversary date thereof during the term of the Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A Common Stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the Director Plan. The options granted to outside directors shall vest in their entirety on the first anniversary date of the grant. The primary purposes of the Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the "Continuing Directors" (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Report of the Audit Committee

The Company has an Audit Committee consisting of three non-management directors, Charles L. Crittenden, H. Craig Moody, and Norman G. Wilbur. Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards.

The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2001, the Audit Committee met two times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee has met with the Company's independent auditors, Tanner + Co., and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Audit Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2001 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with general accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of any class of the Company's common stock to file reports of ownership and periodic changes in ownership of the Company's common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all filing requests applicable to its directors, officers and greater than 10% beneficial owners were compiled with, except that (i) Dr. Robert G. Hunter, a director, through an oversight, filed one late Form 4 covering three stock purchase transactions; and (ii) H. Craig Moody, a director, through an oversight, filed one late Form 4 covering one stock purchase transaction.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                   Proposal 2

     The independent public accounting firm of Tanner + Co. has been the Company's independent accountants since December 31, 1999. The Audit Committee has recommended and the Board of Directors has appointed Tanner + Co. for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. It is anticipated that representatives of Tanner + Co. will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote "FOR" ratification of the appointment of Tanner + Co. as the Company's independent accountants for fiscal year ending December 31, 2002.

                AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN
                   AND IMPLEMENTATION FEES AND ALL OTHER FEES


     Fees for the year 2001 annual audit and related quarterly reviews were approximately $157,000. There were no other fees during 2001.

                                  OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     You are referred to the Company's annual report, including financial statements, for the fiscal year ended December 31, 2001. The annual report is incorporated in this Proxy Statement and is not to be considered part of the soliciting material. The Company will provide, without charge to each stockholder upon written request, a copy of the Company's Annual Report Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001. Such requests should be directed to Mr. G. Robert Quist, Vice President and Secretary, at P.O. Box 57250, Salt Lake City, Utah 84157-0250.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
                   FOR ANNUAL MEETING TO BE HELD IN JULY 2003

     Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2003 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2003.

                                By order of the Board of Directors,


                                G. Robert Quist
                                Vice President and Secretary

June 3, 2002
Salt Lake City, Utah

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS C COMMON STOCK

     The undersigned Class C common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on July 23, 2002, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m. Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect five of the seven directors to be voted upon by Class A and Class C common stockholders together:

     [ ] FOR all nominees  listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

         J. Lynn Beckstead, Jr., Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist and Norman G. Wilbur

2. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2002;

                          [  ]  FOR                  [ ]  AGAINST

3. To transact such other business as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Dated _______________, 2002

______________________________________________
Signature of Stockholder

______________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.

             PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                              CLASS A COMMON STOCK

     The undersigned Class A common stockholder of Security National Financial Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on July 23, 2002, at 5300 South 360 West, Suite 250, Salt Lake City, Utah, at 11:30 a.m., Mountain Daylight Time, and hereby appoints Messrs. George R. Quist, Scott M. Quist and G. Robert Quist, or any of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1. To elect two directors to be voted upon by Class A common stockholders voting separately as a class:

     [ ] FOR all nominees  listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                     H. Craig Moody and Scott M. Quist

2. To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together:

     [ ] FOR all nominees  listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

         J. Lynn Beckstead, Jr., Charles L. Crittenden, Robert G. Hunter, M.D., George R. Quist and Norman G. Wilbur

3. To ratify the appointment of Tanner + Co. as the Company's independent accountants for the fiscal year ending December 31, 2002;

                           [  ]  FOR                 [ ]  AGAINST

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND FOR PROPOSAL 3.

Dated _______________________, 2002


________________________________________________
Signature of Stockholder

________________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.

NOTE: Securities dealers or other representatives please state the number of shares voted by this Proxy.